As filed with the Securities and Exchange Commission on May 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MKS INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2277512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Tech Drive Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

2022 Stock Incentive Plan, as amended and restated

(Full title of the plan)

Kathleen F. Burke

Executive Vice President, General Counsel and Secretary

MKS Inc.

2 Tech Drive

Andover, Massachusetts 01810

(Name and address of agent For service)

(978) 645-5500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, MKS Inc. (the “Registrant”) is filing this registration statement (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 6,200,000 shares of its common stock, no par value per share, issuable under the Registrant’s 2022 Stock Incentive Plan, as amended and restated.

The Registrant previously registered shares of its common stock under the Registrant’s 2022 Stock Incentive Plan pursuant to a Registration Statement on Form S-8 filed with the Commission on May  10, 2022 (File No. 333-264817), the contents of which are incorporated herein by reference, except as otherwise set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Number	Description

3.1(1)	Restated Articles of Organization of the Registrant

3.2(2)	Second Amended and Restated By-laws of the Registrant

3.3(1)	Amendments to Second Amended and Restated By-laws

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24	Power of attorney (included on the signature pages of this Registration Statement)

99.1	2022 Stock Incentive Plan, as amended and restated

107	Filing Fee Table

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-23621), filed with the Securities and Exchange Commission on May 15, 2025.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-23621), filed with the Securities and Exchange Commission on December 3, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Andover, Commonwealth of Massachusetts, on this 11th day of May, 2026.

By:	/s/ Kathleen F. Burke
Kathleen F. Burke
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of MKS Inc., hereby severally constitute and appoint Kathleen F. Burke, Ramakumar Mayampurath and M. Kathryn Rickards, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable MKS Inc. to comply with the provisions of the Securities Act, as amended, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Gerald G. Colella Gerald G. Colella	Chairman of the Board of Directors	May 11, 2026

/s/ John T.C. Lee John T.C. Lee	Chief Executive Officer, President and Director (Principal Executive Officer)	May 11, 2026

/s/ Ramakumar Mayampurath Ramakumar Mayampurath	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 11, 2026

/s/ Michelle M. McCarthy Michelle M. McCarthy	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 11, 2026

/s/ Rajeev Batra Rajeev Batra	Director	May 11, 2026

/s/ Peter J. Cannone III Peter J. Cannone III	Director	May 11, 2026

/s/ Joseph B. Donahue Joseph B. Donahue	Director	May 11, 2026

/s/ Wissam G. Jabre Wissam G. Jabre	Director	May 11, 2026

/s/ Jacqueline F. Moloney Jacqueline F. Moloney	Director	May 11, 2026

/s/ Elizabeth A. Mora Elizabeth A. Mora	Director	May 11, 2026